                                                                      Exhibit 21

               SUBSIDIARIES AND EQUITY ENTITIES OF THE REGISTRANT
                           (As of December 31, 2000)

                                                                           State or
                                                                           country of
  Name                                                                     organization
  ----                                                                     ------------
Alcoa Brazil Holdings Company                                              Delaware
   Alcoa Aluminio S.A.                                                     Brazil
   Abalco S.A.                                                             Brazil
Alcoa Building Products, Inc.**                                            Ohio
Alcoa Closure Systems International, Inc.                                  Delaware
Alcoa International Holdings Company                                       Delaware
   AIHC Export, Ltd.                                                       Barbados
   Alcoa Europe Holding B.V.                                               Netherlands
      Alcoa Automotive GmbH                                                Germany

      Alcoa Chemie Nederland B.V.                                          Netherlands
      Alcoa Europe S.A.                                                    Switzerland
      Alcoa Inespal, S.A.                                                  Spain
         Alumina Espanola, S.A.                                            Spain
         Aluminio Espanola, S.A.                                           Spain
      Alcoa Italia S.p.A.                                                  Italy
      Alcoa Transformacion, S.A.                                           Spain
      Norsk Alcoa A/S                                                      Norway
         Alcoa Automotive Castings Scandinavian Casting Center ANS         Norway
   Alcoa Inter-America, Inc.                                               Delaware
   Alcoa-Kofem Kft                                                         Hungary
   Alcoa of Australia Limited                                              Australia
   Alcoa Manufacturing (G.B.) Limited                                      United Kingdom
      Baco Consumer Products Limited
Alcoa Latin American Holdings Corporation                                  British Virgin Islands
Alcoa Laudel, Inc.                                                         Delaware
   UK Aluminium Holdings Limited                                           United Kingdom
   British Aluminium Limited                                               United Kingdom
Alcoa Power Generating Inc.***                                             Tennessee

                                                                           State or
                                                                           country of
  Name                                                                     organization
  ----                                                                     ------------
Alcoa Securities Corporation                                               Delaware
   Alcoa Remediation Management, Inc.                                      Delaware
   Alcoa CSI de Mexico en Saltillo, S.A. de C.V.                           Mexico
   Alcoa Fujikura Ltd.                                                     Delaware
      Stribel GmbH                                                         Germany
      Six "R" Communications, L.L.C.                                       Delaware
      Tele-Tech Company, Inc.                                              Kentucky
   Pimalco, Inc.                                                           Arizona
   Tifton Aluminum Company, Inc.                                           Delaware
Alcoa (Shanghai) Aluminum Products Company Limited                         China
Alcoa World Alumina LLC*                                                   Delaware
   AAC Holdings Company                                                    Delaware
      Alcoa Steamship Company, Inc.                                        New York
   Alcoa Minerals of Jamaica, L.L.C.                                       Delaware
   Halco (Mining) Inc.                                                     Delaware
      Compagnie des Bauxites de Guinee                                     Delaware
   St. Croix Alumina, L.L.C.                                               Delaware
   Suriname Aluminum Company, L.L.C.                                       Delaware
Alumax Inc.                                                                Delaware
   Alcoa Extrusions, Inc.                                                  Pennsylvania
   Alumax Foils, Inc.                                                      Delaware
   Alumax Mill Products, Inc.                                              Delaware
   Aluminerie Lauralco, Inc.                                               Delaware
   Eastalco Aluminum Company                                               Delaware
   Intalco Aluminum Corporation                                            Delaware
   Kawneer Company, Inc.                                                   Delaware
Cordant Technologies Inc.                                                  Delaware
   Thiokol Technologies International, Inc.                                Delaware
   Howmet International Inc.                                               Delaware
   Huck International Inc.                                                 Delaware
Gulf Closures W.L.L.                                                       Bahrain
Reynolds Metals Company                                                    Delaware
   Reynolds International, Inc.                                            Delaware
      RMCC Company                                                         Delaware
         Reynolds Aluminum Company of Canada, Ltd.                         Quebec
           Canadian Reynolds Metals Company, Ltd.                          Quebec
      Reynolds International do Brasil Participacoes, Ltda.                Brazil
      Reynolds Aluminium France, S.A.                                      France
      Reynolds Aluminium Holland B.V.                                      Netherlands
   Reynolds Aluminium Deutschland, Inc.                                    Delaware
   Reynolds Australia Alumina, Ltd. LLC****                                Delaware
   Reynolds Becancour, Inc.                                                Delaware
      RB Sales Company, Limited                                            Delaware
   Reynolds Consumer Products, Inc.                                        Delaware
   RMC Delaware, Inc.                                                      Delaware
      Southern Graphics Systems, Inc.                                      Kentucky
      RMC Properties, Ltd.                                                 Delaware
      Saint George Insurance Company                                       Vermont
Shibazaki Seisakusho Limited                                               Japan



* Registered to do business in Alabama, Arkansas, California, Florida, Georgia, Louisiana, North Carolina, Pennsylvania and Texas under the name of Alcoa World Chemicals.

**   Registered to do business in Ohio under the name of Mastic.

*** Registered to do business in Tennessee under the names Tapoco and APG Trading, in Indiana under the name of AGC, in North Carolina under the names of Yadkin and Tapoco, in New York under the name of Long Sault and in Washington under the name of Colockum.

**** Sold on January 25, 2001.